SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 2, 1995


                BEDFORD PROPERTY INVESTORS, INC.
     (Exact name of Registrant as specified in its charter)



Maryland                         1-12222                 68-0306514
(State or other                  (Commission      (I.R.S. Employer
jurisdiction of                  File Number)   Identification No.)
incorporation)



       270 Lafayette Circle, Lafayette, California  94549
            (Address of principal executive offices)


Registrant telephone number, including area code:    (510) 283-8910

Item 2.  Acquisition or Disposition of Assets

        On October 2, 1995, Bedford Property Investors, Inc. (the Company ) completed the sale of its 88,000 square foot IBM Building located in Jackson Mississippi to Parkway Ridgewood, Inc. The cash sale price was $6.5 million and produced a loss of approximately $600,000.


Item 7. Financial Statement and Exhibits:

        (b)  Pro forma Financial Information
             Pro forma financial statements showing the effect resulting from the October 2, 1995 disposition of the IBM Building are presented herein (see attached).

        (c)  Exhibits and Exhibits Index

             10.1   Sale Contract for IBM Building

             99.1   Press Release regarding the sale of IBM Building



                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                       BEDFORD PROPERTY INVESTORS, INC.



                       By:  /s/ Donald A. Lorenz
                            Donald A. Lorenz
                            Executive Vice President and
                            Chief Financial Officer

Date:  October 16, 1995
Item 7. Financial Statement and Exhibits

(b)  Pro forma Financial Information

     (See pages to follow)

                              BEDFORD PROPERTY INVESTORS, INC.
                           Pro Forma Consolidated Balance Sheet
                                  June 30, 1995 (Unaudited)
                      (in thousands, except share and per share data)


                         Consoli-                    Sale of   Sale of      Pro Forma   Pro Forma
                         dated        Properties     Cody St.  IBM          Adjust-     Consoli-
                         Historical   Acquired (1)   Park (2)  Building (3) ments (4)   dated

Assets:
 Real Estate Investments:
    Office buildings-
      held for sale       $8,934             -             -    ($8,934)          -     $     -
    Office buildings-
      held for
      investment          23,385             -             -          -           -      23,385
    Industrial buildings  26,355        13,477        (1,639)         -           -      38,193
                          58,674        13,477        (1,639)    (8,934)          0      61,578

  Less accumulated
     depreciation          3,762             -          (191)    (1,974)          -       1,597
                          54,912        13,477        (1,448)    (6,960)          0      59,981

  Cash                     1,115       (13,216)        1,404      6,354      26,322      21,979
  Other                    2,647          (125)          (11)      (211)        555       2,855

     Total Assets        $58,674       $   136          ($55)    ($ 817)    $26,877     $84,815

Liabilities:
  Bank loan payable      $18,523             -             -          -    ($18,523)    $     0
  Accounts payable and
    accrued expenses         907             -           (16)      (139)          -         752
  Dividend payable           629             -             -          -           -         629
  Acquisition payable        600             -             -          -        (600)          0
  Other                    1,000           136           (13)         -          -        1,123
      Total Liabilities   21,659           136           (29)      (139)    (19,123)      2,504

Redeemable Preferred Shares:
  Series A Convertible
  preferred stock, par
  value $0.01 per share        -             -             -          -      50,000       50,000

Common stock and other
   stockholders' equity:
  Common stock par value $0.01
   per share                  60             -             -          -          -           60
  Additional paid-in
  capital                107,209             -             -          -          -      107,209
  Accumulated losses and
   distributions in excess
   of net income         (70,254)            -           (26)      (678)     (4,000) (74,958)
     Total common stock
      and other
      stockholders'
      equity              37,015             0           (26)      (678)     (4,000)  32,311

     Total liabilities and
      stockholders'
      equity             $58,674        $  136          ($55)     ($817)    $26,877   $84,815

                               BEDFORD PROPERTY INVESTORS, INC.
                        Pro Forma Consolidated Statement of Operations
                      For the Six Months Ended June 30, 1995 (Unaudited)
                            (in thousands, except per share amounts)

                         Consoli-                    Sale of   Sale of       Pro Forma   Pro Forma
                         dated        Properties     Cody St.  IBM           Adjust-     Consoli-
                         Historical   Acquired (5)   Park (6)  Building (7)  ments       dated

Property operations:
  Rental income:           $5,278           $926       ($102)     ($607)          -      $5,495
  Rental expenses:
    Operating expenses      1,305             71          (9)      (195)          -       1,172
    Real Estate Taxes         482            141         (17)       (78)          -         528
    Depreciation and
     Amortization             698            101         (31)      (118)          -         650

  Income from property
    operations              2,793            613         (45       (216)          -       3,145

General and Administrative
  Expense                    (682)             -           -          -           -        (682)
Interest income                19              -           -          -           -          19
Interest expense             (908)             -           -          -         683(9)     (225)
  Income before loss
   on sales                 1,222            613         (45)      (216)        683       2,257

Loss on sales of real estate
  investments                   -              -         (61       (786)          -        (847)

  Net Income               $1,222           $613       ($106)   ($1,002)       $683      $1,410

  Income (loss) applicable
     to common
     shareholders          $1,222           $613       ($106    ($1,002)      ($1,567)(8)($ 840)(8)

  Income (loss) per common
     and common equivalent
     share                  $0.20          $0.10      ($0.02)    ($0.16)       ($0.26)   ($0.14)

                           BEDFORD PROPERTY INVESTORS, INC.
                   Pro Forma Consolidated Statement of Operations
                  For the Year Ended December 31, 1994 (Unaudited)
                       (in thousands, except per share amounts)


                        Consoli-   Properties    Acqyured   Properties  Sale of   Sale of      Pro Forma    Pro Forma
                        dated      Previously    Properties Previously  Cody St.  IBM Build-   Adjust-      Consoli-
                        Historical Acquired (10) (11)       Sold  (12)  Park (13) ing (13)     ments        dated

Property operations:
  Rental income           $9,154      $2,066      $1,852       ($11)     ($206)    ($1,224)   ($1,392) (10) $10,239
  Rental expenses:
  Operating expenses       2,408         533         140        (50)       (21)       (374)      (253) (10)   2,383
   Real Estate Taxes         916         376         282         (6)       (33)       (155)      (169) (10)   1,211
   Depreciation and
     amortization          1,206         269         203        (13)       (60)       (250)      (157) (10)   1,198

  Income from property
    operations             4,624         888       1,227         58        (92)       (445)      (813)        5,447

  General and administrative
    expense               (1,309)          -           -          -          -           -          -        (1,309)
  Interest income             56           -           -          -          -           -          -            56
  Interest expense          (955)          -           -          -          -           -        450  (15)    (505)
    Income before gain (loss)
      on Sales             2,416         888       1,227         58        (92)       (445)      (363)        3,689

    Gain (loss) on sales
      of real estate
      investments          1,193           -           -        (13)      (112)     (1,010)         -            58

    Net Income            $3,609        $888      $1,227        $45      ($204)    ($1,455)     ($363)       $3,747

    Income (loss) applicable
      to common
      shareholders        $3,609        $888      $1,227        $45      ($204)    ($1,455)   ($4,863) (14)    $753 (14)

    Income (loss) per common
      and common equivalent
      share                $0.59       $0.14       $0.20      $0.01     ($0.03)     ($0.24)    ($0.79)       ($0.12)



(1) The unaudited pro forma consolidated balance sheet reflects the acquisitions of Compression Labs, Lackman Business Center and 99th Street Buildings 1 and 2 as of June 30, 1995. The Company acquired Compression Labs and Lackman Business Center on
     September 19, 1995, and 99th Street Buildings 1 and 2 on
     September 20, 1995.

     The combining balance sheet for these acquisitions as of June 30, 1995 is as follows:

                                 Lackman  99th Street
                   Compression  Business    Buildings     Acquired
                          Labs    Center        1 & 2   Properties

     Assets:
      Industrial
        Buildings    $ 8,466   $ 2,285      $ 2,726   $ 13,477
      Cash            (8,286)   (2,235)      (2,695)   (13,216)
      Other Assets      (100)      (25)           -       (125)

        Total Assets $    80   $    25      $    31   $    136

     Liabilities:

      Other
        Liabilities  $    80   $    25      $    31   $    136

        Total
         Liabilities $    80   $    25      $    31   $    136


     Consolidated pro forma real estate investments as of June 30, 1995 include capitalized fees of $125, $34 and $40 paid by the Company to Mr. Bedford in connection with the Company's acquisitions of Compression Labs, Lackman Business Center and 99th Street Buildings 1 and 2, respectively.

(2) Reflects the sale of Cody Street Park, Building 6 on June 30, 1995. The Company sold Cody Street Park, Building 6 on
     September 20, 1995.

(3)  Reflects the sale of the IBM Building on June 30, 1995. The
     Company sold the IBM Building on October 2, 1995.

(4) Reflects the sale of preferred stock and the pay-down on the existing credit facility and the letter of credit as if these transactions had occurred on June 30, 1995. The consolidated pro forma balance sheet at June 30, 1995 includes fees of $750 and $555, respectively, paid to Mr. Bedford in connection with the sale of preferred stock and the acquisition of the restated and expanded credit facility.

(5) The unaudited pro forma consolidated statement of operations reflects the acquisitions of Compressions Labs, Lackman Business Center and 99th Street Buildings 1 and 2 as if such transactions had occurred on January 1, 1995. The Company acquired Compression Labs and Lackman Business Center on September 19, 1995, and 99th Street Buildings 1 & 2 on September 20, 1995.

     The combining historical statement of operations for the six months ended June 30, 1995 for the acquired properties is as follows:

                                    Lackman  99th Street
                       Compression Business    Buildings     Acquired
                              Labs   Center        1 & 2   Properties

     Rental Income           $ 538    $ 174        $ 214        $ 926
     Operating Expenses         12       36           23           71
     Real Estate Taxes          78       47           16          141
     Depreciation and
           Amortization         59       18           24          101
        Income from Property
           Operations        $ 389    $  73        $ 151        $ 613


     The above amounts include pro forma depreciation expenses on the buildings located at the properties for the six months ended June 30, 1995. Depreciation has been calculated utilizing the straight-line method and an estimate useful life of 45 years.

(6) The unaudited pro forma consolidated statement of operations reflects the elimination of the actual results of operations of Cody Street Park, Building 6 from January 1, 1995 through June 30, 1995 and the loss on the sale of this property as if the sale had occurred on January 1, 1995. The Company sold Cody Street Park, Building 6 on September 20, 1995.

(7) The unaudited pro forma consolidated statement of operations reflect the elimination of actual results of operations of the IBM Building from January 1, 1995 through June 30, 1995, and the loss on the sale of this property as if the sale had occurred on January 1, 1995. The Company sold the IBM Building on October 2, 1995.

(8) Reflects 9% dividends ($2,250) accrued to the preferred stockholders. The unaudited pro forma consolidated statement of operations reflects the $50 million sale of preferred stock as if such transaction had occurred on January 1, 1995. The sale of preferred stock was completed on September 18, 1995.

(9) The pro forma consolidated interest expense consists of the amortization of loan fees incurred for the restated and expanded credit facility. There is no borrowing under the credit facility during the six months ended June 30, 1995. The acquisition of Compression Labs, Lackman Business Center and 99th Street Buildings 1 and 2 is financed by the cash proceeds from (i) the sale of preferred stock (after paying off the line of credit of $22,400 and a letter of credit of $600) and (ii) the sales of the IBM Building and Cody Street Park, Building 6.

(10) The unaudited pro forma consolidated statement of operations reflects the acquisitions of Milpitas Town Center, Village Green, Dupont Industrial Center and Mariner Court as if such transactions had occurred on January 1, 1994. The Company acquired Milpitas Town Center on August 11, 1994, Village Green on July 7, 1994, Dupont Industrial Center on May 24, 1994 and Mariner Court on January 5, 1994. The actual results of operations of Milpitas Town Center, Village Green and Dupont Industrial Center for the periods subsequent to acquisition, which are included in the Company's historical consolidated statement of operations, are eliminated by pro forma adjustments to the Company's historical results of operations. No pro forma adjustments are included for Mariner Court, which was acquired on January 5, 1994. The actual results of operations of this property from January 5, 1994, to December 31, 1994, reasonably approximates the pro forma results of operations for the year ended December 31, 1994.

     The combining historical statement of operations for the year ended December 31, 1994, for the following properties is:

                            Dupont
                            Industrial  Village    Milpitas
                            Center      Green      Town Ctr  Total

     Rental Income          $ 814       $ 330      $ 922     $2,066
     Operating Expenses       211          88        234        533
     Real Estate Taxes        279          24         73        376
     Depreciation and
     Amortization             141          28        100        269
       Income from Property
         Operations         $ 183     $ 190        $ 515     $  888


     The above amounts include pro forma depreciation expenses on the buildings located at the properties for the twelve months ended December 31, 1994. Depreciation has been calculated utilizing the straight-line method and an estimate useful life of 45 years.

(11) The unaudited pro forma consolidated statement of operations reflects the acquisitions of Compressions Labs, Lackman Business Center and 99th Street Buildings 1 and 2 as if such transactions had occurred on January 1, 1994. The Company acquired Compression Labs and Lackman Business Center on September 19, 1995, and 99th Street Buildings 1 and 2 on September 20, 1995.

     The combining historical statement of operations for the twelve months ended December 31, 1994, for the acquired properties is as follows:

                                    Lackman  99th Street
                      Compression  Business    Buildings
                             Labs    Center        1 & 2   Total

     Rental Income         $1,076    $  348       $  428    $1,852
     Operating Expenses        24        71           45       140
     Real Estate Taxes        155        94           33       282
     Depreciation and
       Amortization           118        37           48       203
       Income from Property
         Operations        $  779    $  146       $  302    $1,227


     The above amounts include pro forma depreciation expenses on the buildings located at the properties for the twelve months ended December 31, 1994. Depreciation has been calculated utilizing the straight-line method and an estimate useful life of 45 years.

(12) The unaudited pro forma consolidated statement of operations reflects the elimination of the actual results of operations of Texas Bank North from January 1, 1994 through the date of sale. The statement also reflects the gain on the sale of this property as if the sale had occurred on January 1, 1994. The Company sold Texas Bank North on January 14, 1994.

(13) The unaudited pro forma consolidated statement of operations reflects the elimination of the actual results of operation of Cody Street Park, Building 6 and the IBM Building from January 1, 1994 to December 31, 1994. The statement also reflects the losses on the sales of these properties as if the sales had occurred on January 1, 1994; the actual dates of sale of Cody Street Park, Building 6 and the IBM Building were September 20, 1995, and October 2, 1995, respectively.

(14) Reflects 9% dividends ($4,500) accrued to the preferred stockholders. The unaudited pro forma consolidated statement of operations reflects the $50 million preferred stock sale as if such transaction had occurred on January 1, 1994. The sale of preferred stock was completed on September 18, 1995.

(15) The pro forma consolidated interest expense consists of the amortization of loan fees incurred for the restated and expanded credit facility. There is no borrowing under the credit facility during the year ended December 31, 1994. The acquisition of Compression Labs, Lackman Business Center, 99th Street Buildings 1 and 2, Milpitas Town Center, Village Green, Dupont Industrial Center and Mariner Court is financed by the cash proceeds from (i) the sale of preferred stock (after paying off the line of credit of $3,621 and a letter of credit of $1,500) and (ii) the sales of the IBM Building, Cody Street Park, Building 6, and Texas Bank North.

                           Exhibit 10.1

             AGREEMENT TO SELL IMPROVED REAL PROPERTY
                              (CASH)

Section 1.   Fundamental Terms.

     1.1 Date of this Agreement: August 22, 1995, for reference purposes. As used herein, the "Agreement Date" shall be the date that this Agreement is last signed by an authorized signatory of Buyer or Seller.

   1.2  Seller:   BEDFORD PROPERTY INVESTORS, INC., a
                  Maryland corporation
                  270 Lafayette Circle
                  Lafayette, CA 94549
                  Attn: Bob Pester

   1.3  Buyer:    THE PARKWAY COMPANY, a Texas corporation
                  300 One Jackson Place
                  188 East Capitol Street
                  Jackson, Mississippi 39201
                  Attn:  Jim Ingram

   1.4  Purchase Price:     Six Million Five Hundred Thousand
                            Dollars ($6,500,000.00)

   1.5  Initial Deposit:    One Hundred Thousand Dollars
                            ($100,000.00)

   1.6 Property: All that certain real property commonly known as the IBM Building, located at 6360 Interstate 55 N, Jackson, Mississippi, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all easements and other appurtenant rights owned by Seller and affecting said real property, including all right title and interest of Seller in and to adjacent streets, alleys and rights of way.

   1.7 Description of Improvements: That certain four (4) story office building consisting of approximately 89,801 square feet.

   1.8  Closing Date:  Within thirty (30) days following the
   Contingency Period Expiration Date (as defined in Section 1.11, below), but in no event later than September 30, 1995.

   1.9  Escrow Holder: First American Title Insurance Company
                       1675 Lakeland Drive, First Floor
                       Jackson, Mississippi 39216
                       Attn: Tim Kemp, Esq.

   1.10 Title Company: First American Title Insurance Company
                       1675 Lakeland Drive, First Floor
                       Jackson, Mississippi 39216
                       Attn: Tim Kemp, Esq.

   1.11 Contingency Period Expiration Date: Thirty (30) calendar days following the Agreement Date, but in no event later than September 15, 1995.

   1.12 Broker:        None

   1.13 Exhibits attached hereto and incorporated herein:

        Exhibit A - Legal Description
        Exhibit B - Form of Bill of Sale
        Exhibit C - Tenant Roll
        Exhibit D - Form of Assignment of Leases and Contracts

Section 2. Parties. This Agreement to Sell Improved Real Property (this "Agreement") is made between the parties specified in Sections
1.2 and 1.3 as of the date specified in Section 1.1.

Section 3. Agreement of Purchase and Sale. Buyer agrees to buy and the Seller agrees to sell the property generally described in Section
1.6 and more particularly described in Exhibit A hereto on all the terms and conditions stated herein (hereinafter the "Property".) In addition, Buyer agrees to buy and Seller agrees to sell all tangible and intangible personal property owned by Seller and used exclusively in the operation of the Property, including without limitation all furniture, machinery, apparatus and equipment listed on the Bill of Sale attached hereto as Exhibit B (the "Bill of Sale"), as well as any and all rights of Seller in and to the building name, building logo and any and all other intangible personal property owned by Seller and used exclusively in the operation of the Property, which shall be conveyed to Buyer by Seller by Bill of Sale at the Close of Escrow.

Section 4.  Financial Terms.

        4.1 Purchase Price. The "Purchase Price" for the Property is set forth in Section 1.4. Seller shall provide the FIRPTA affi-

davit required by Section 1445 of the Internal Revenue Code prior to Close of Escrow and Buyer shall not withhold any part of the Purchase Price.

        4.2 Terms of Payment. The Purchase Price shall be paid by Buyer to Seller as follows:

             4.2.1 Initial Deposit. The Initial Deposit, in the amount set forth in Section 1.5, shall be paid by Buyer to Escrow Holder by check promptly after this Agreement is signed by Buyer and Seller. The Initial Deposit shall become the property of Seller and be unconditionally non-refundable (except in the event of Seller's default hereunder) on the first business day after the Contingency Period Expiration Date (as defined in Section 1.11, above). The Initial Deposit, and any interest accrued thereon, shall be applied toward the Purchase Price due at Close of Escrow.

             4.2.2 Balance of Purchase Price. The balance of the Purchase Price shall be paid by Buyer, less credit for the Initial Deposit and any interest accrued thereon, by wire transfer or other immediately available funds to Escrow Holder on or prior to the Closing Date.

             4.2.3 Interest on Deposits. The Initial Deposit, while held in escrow, may be placed in an interest bearing account at Buyer's direction. At such time as release of the Initial Deposit is called for under this Agreement, any accrued interest shall be released to the party entitled to receive the Initial Deposit. If the interest is released to Seller, it shall be applied toward the Purchase Price of the Property.

Section 5.   Approval of Title.

        5.1 As soon as reasonably possible following the Agreement Date, Seller shall provide Buyer with a title commitment for an ALTA owners policy of title insurance, issued by Title Company and showing Buyer as the proposed insured with coverage in the amount of the Purchase Price (the "Commitment".) Said Commitment shall include legible copies of all back-up documents for any exceptions listed thereon.

        5.2 As soon as reasonably possible following the Agreement Date, but in no event later than September 5, 1995, Buyer shall, at its own expense (subject to reimbursement by Seller up to the amount specified below), deliver or cause to be delivered to Seller and Title Company a currently dated as-built survey of the Property (the "Survey"), prepared by a surveyor licensed by the State of Mississippi, certified to Buyer and Title Company by such surveyor as being true, accurate, complete and having been prepared in accordance with the minimum requirements for a Land Title Survey adopted by the American Land Title Association. The Survey shall reflect the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines (if the same are of record) and all other matters of record with respect thereto. Said Survey shall also certify that the Property is not in an area identified by an agency or department of the federal government as having special flood or mud slide hazards which require flood insurance under the Flood Insurance Act of 1968, if true. If requested, Seller shall provide at Close of Escrow a certificate to Buyer and Title Company stating, if true, that there have been no improvements made to the Property since the date of the Survey which would alter the depiction on the Survey. Following delivery of the Survey to Seller and Title Company in the form specified herein, Seller shall reimburse Buyer for the actual cost of such Survey, not to exceed the sum of Three Thousand Dollars ($3,000.00), upon receipt from Buyer of bills, invoices or other documentation reasonably acceptable to Seller evidencing the actual cost to Buyer of obtaining the Survey.

        5.3 Within ten (10) business days after receipt of the later of the Survey (provided, however, that notwithstanding whether or not the Survey has been actually received by Buyer, Seller and Title Company on or prior to September 5, 1995, the Survey shall have been deemed to have been delivered on September 5, 1995), or the Commitment and appropriate back-up documentation, Buyer shall notify Seller and Escrow Holder in writing of its objections, if any, to the exceptions and legal descriptions shown thereon. Failure to so notify Seller and Escrow Holder shall be deemed disapproval of all matters shown on the Commitment and/or Survey.

        5.4 Within five (5) business days after receipt of notice of Buyer's objections to title, Seller shall notify Buyer and Escrow Holder in writing of which, if any, of the objected to matters will be removed by Seller prior to Close of Escrow. Seller hereby agrees to remove the lien of any mortgages or deeds of trust where Seller is an obligor, mechanics liens, and liens for delinquent taxes. The exceptions and Survey matters not objected to and the exceptions and Survey matters Seller does not agree to remove are collectively referred to as the "Permitted Exceptions".

        5.5 If Seller does not agree to remove all objected to exceptions and Survey matters, Buyer may either (i) close escrow taking title subject to the Permitted Exceptions, or (ii) cancel this Agreement and receive a full refund of the Initial Deposit, all interest accrued thereon and all documents provided by Buyer here-

under. Buyer shall notify Seller and Escrow Holder of its election, in writing, within five (5) business days of receipt of the notice set forth in Section 5.4, above. If such election is not made within five (5) business days after Buyer's receipt of the notice provided in Section 5.4, it shall be conclusively presumed that Buyer elects to cancel this Agreement and receive a refund of the Initial Deposit and all interest accrued thereon.

Section 6.  Tenants

        6.1 Tenant Roll. Buyer takes the Property subject to the rights of the tenants (the "Tenants") under the leases listed on the Tenant Roll attached hereto as Exhibit C (the "Leases"). The Tenant Roll lists the name of each Tenant, an identification of the premises leased and the approximate square footage of such space, the amount of any Tenant security or other deposits held by Seller, the commencement and termination date of each Lease and the minimum monthly rent payable under each Lease. As of the Agreement Date, the Leases are the only lease(s) or rental agreements which affect the Property, and unless otherwise specified on the Tenant Roll, each Lease is in full force and effect and has not been modified. Seller shall provide Buyer with an updated Tenant Roll dated within five (5) days of the Closing Date certified as true, accurate and complete by Seller.

        6.2 Assignment of Leases. At Close of Escrow, Seller shall execute and deliver to Buyer an assignment of all of Seller's right, title and interest in and to the Leases in the form attached hereto as Exhibit D and incorporated herein by this reference. Buyer shall assume all obligations of landlord under the Leases first accruing after Close of Escrow.

        6.3 Delinquent Sums. Seller acknowledges that rental or lease payments due pursuant to the said Leases may not be current. Any sums collected by Buyer or Seller after the Close of Escrow attributable to the period preceding Closing shall belong to Seller and sums attributable to the period after Closing shall belong to Buyer. Any funds collected shall first be applied to any amounts due after the Closing Date, with any additional payment being applied to past owed amounts. Neither party shall have an obligation to collect past rents, but each party shall use diligent business efforts to do so.

Section 7.  Escrow and Title Insurance.

        7.1 Opening of Escrow; Escrow Holder. Upon execution of this Agreement by both parties, or as soon as reasonably possible thereafter, Seller shall open an escrow to consummate the sale of the Property pursuant to this Agreement, with the Escrow Holder desig-

nated in Section 1.9.

        7.2 Close of Escrow. Close of Escrow shall occur on the date set forth in Section 1.8. The "Closing Date" is the date upon which the deed conveying title to the Property to Buyer is recorded. The term "Close of Escrow" means the completion of this transaction by the Escrow Holder in recording the Deed (as hereinafter defined) and disbursing funds, which completion shall occur on the Closing Date.

        7.3 Escrow. Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agree-

ment, which Agreement together with Escrow Holder's standard General Provisions, shall constitute Escrow Holder's escrow instructions. Seller and Buyer shall each deposit such other instruments and funds as are necessary to close the escrow and complete the sale and purchase of the property in accordance with the terms hereof. The obligations of each party which are herein agreed to be undertaken by each party in the escrow shall be and are hereby made agreements of such party in and under this Agreement independent of the escrow. If any requirements relating to the duties or obligations of Escrow Holder hereunder are not acceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties agree to make reasonable deletions, substitutions and additions to these escrow instructions relating to such duties or obligations of Escrow Holder or clarification of these instructions and which do not substantially change this Agreement or its intent. Seller and Buyer agree to perform, observe and fulfill the requirements of this Agreement notwithstanding said deletions, substitutions or additions to said escrow instructions.

        7.4 Prorations. Prorations at Close of Escrow shall be as follows:

             7.4.1 Taxes. Real property taxes and the current installment of any special assessments shall be prorated through escrow to the Close of Escrow, such proration to be based upon the current tax bill for the Property.

             7.4.2 Deposits. The amount of all security deposits and other tenant deposits as shown in the Tenant Roll shall be credited to Buyer in escrow unless Seller has previously applied any security deposit to a rental default, and the Buyer shall agree to hold Seller harmless from any claim by any tenant for the return of such deposits.

             7.4.3 Utilities. Seller shall be responsible for all utility services to the Property and payment therefor until noon on the date of the Closing Date and Buyer shall be responsible for utility services and payment therefor thereafter. Seller shall be entitled to a return of any deposits posted by it with any utility company and Buyer shall be obligated to post its own deposits. Seller shall notify each utility company of the change in ownership, but Buyer shall execute all forms necessary to assume responsibility for utility services after the Close of Escrow.

             7.4.4 Service and Maintenance Contracts. Seller shall be responsible for payment of all service and maintenance contracts through the Closing Date and shall cancel all such contracts effective as of the Closing Date, unless Buyer has requested to assume a particular contract, in which event, provided such contract is assignable, Seller shall assign such contract, without representation or warranty by Seller, to Buyer at Close of Escrow. Buyer shall be solely responsible for providing all maintenance and other services to the Property on and after the Closing Date.

             7.4.5 Rents. Rents due for the month in which the Close of Escrow occurs shall be prorated through 12:01 a.m. of the Closing Date.

        7.5 Expenses of Escrow. Title insurance premiums, and all other costs or expenses of escrow shall be paid as follows:

             7.5.1 Seller shall pay the premium for the Title Policy (as defined in Section 7.6, below), and shall reimburse Buyer for the actual cost of the Survey referred to herein, not to exceed the sum of Three Thousand Dollars ($3,000.00). Buyer shall pay any additional premium for Extended Coverage (as defined in Section 7.6, below), and the cost of any endorsements to the Title Policy requested by Buyer.

             7.5.2  The cost of preparing, executing and acknowledg-

ing the Special Warranty Deed ( the "Deed") or other instruments required to convey fee title to Buyer shall be paid by Seller.

             7.5.3  The cost of recording the Deed or other instru-

ment required to convey fee title to Buyer shall be paid by Buyer.

             7.5.4 All transfer taxes and/or documentary stamp charges shall be paid one-half by Seller and one-half by Buyer.

             7.5.5 All other expenses of escrow shall be paid one-half by Seller and one-half by Buyer.

        7.6  Title Policy.  At the Close of Escrow and as a condi-

tion thereto, Title Company shall issue a standard ALTA Owners Policy of Title Insurance to Buyer with liability in the amount of the Purchase Price, showing title to the Property vested in Buyer, subject only to the Permitted Exceptions approved by Buyer pursuant to Section 5 and to the nondelinquent real property taxes and special assessments referred to in Section 7.4.1 above (the "Title Policy"). Buyer, at its sole cost and expense, may request that the Title Company provide an ALTA extended coverage Owners Policy of title insurance ("Extended Coverage") and any endorsements thereto that Buyer desires, provided that Buyer obtains any survey necessary for such Extended Coverage and/or endorsements, and obtaining Extended Coverage and/or any endorsements thereto that Buyer desires does not delay the Close of Escrow beyond the Closing Date.

Section 8.  Contingencies and Conditions.

        8.1 Condition of Property. Buyer accepts the Property "as is" without representation or warranty by Seller as to physical condition, provided, however, between the date of execution of this agreement and the date specified in Section 1.11 (the "Contingency Period Expiration Date"), Buyer, at its own risk and expense, upon reasonable notice to Seller and subject to such conditions as Seller may reasonably impose, may survey the Property and physically inspect the Property, including and not limited to, electrical, plumbing, mechanical, structural, and roof, as well as Buyer's books and records relating to the Property. Buyer acknowledges that it will have solely relied upon its own inspection, and its own professional advisors, in its examination of the Property and all improvements thereon. Buyer hereby represents, warrants, and covenants to Seller that Buyer has conducted, or prior to the Contingency Period Expiration Date, will conduct, Buyer's own investigation of the Property and the physical condition thereof, including, without limitation, accessibility and location of utilities, use of hazardous materials on, from, or under The Property, all matters concerning the Property with respect to taxes, assessments, income and expense data, bonds, permissible uses, zoning, covenants, conditions and restrictions, and other matters which in Buyer's judgment are necessary or advisable or might affect or influence Buyer's use of the Property, or bear upon the value and suitability of the Property for Buyer's intended purposes, or Buyer's willingness to enter into this Agreement. Buyer recognizes that Seller would not sell the Property except on an "as is" basis, and acknowledges that Seller has made no representations or warranties of any kind in connection with the Property other than those, if any, which are expressly set forth in this Agreement. Buyer's representations and warranties, as set forth above, shall survive the closing of this transaction without limitation of time.

        8.2 Satisfaction of Conditions. On or prior to the Contingency Period Expiration Date, Buyer shall notify Seller and Escrow Holder, in writing, of any objections that Buyer may have to any matter affecting the Property. In the event Buyer shall properly and timely notify Seller and Escrow Holder of its objection to the Property, the escrow shall be cancelled (with Buyer paying the escrow fees and charges incurred to such date), the Initial Deposit and any accrued interest thereon shall be returned to Buyer, the parties shall be returned to their original position as existed prior to the execution hereof, and this Agreement shall be declared null and void and of no further force or effect (except Section 11 hereof). Should Buyer fail to so timely and properly notify Seller in writing of its objections to the Property, it shall be deemed that Buyer has approved the condition of the Property or waived any objection thereto, and has elected to proceed with its purchase of the Property pursuant to and in accordance with the terms of this Agreement.

        8.3 Operating Covenant. Prior to the Closing Date and provided that Buyer is not in default under this Agreement, Seller covenants and agrees with Buyer that at Seller's cost and expense:

   (a) Seller will operate, insure, maintain and manage the Property in substantially the same manner as it is presently being operated by Seller;

   (b) Seller will not remove any personal property to be transferred to Buyer under the terms of this Agreement without replacing same with substantially similar items of like kind and quality in the ordinary course of Seller's ownership, operation and management of the Property;

   (c) Seller will notify Buyer as soon as reasonably practicable of receipt of written notice directed to Seller or its agents of any levy of any special governmental assessment that will be applicable after the Closing Date;

   (d) Seller will notify Buyer as soon as reasonably practicable of receipt of written notice directed to Seller or its agents of any violation of applicable law, regulation, order, or ordinance of any governmental authority having jurisdiction over or affecting the Property that Seller will not cure prior to the Closing Date; provided, however, that Seller shall have the right, but not the obligation, to cure any such violation, and in the event Seller elects not to cure such violation, Buyer shall be entitled to cancel this Agreement and receive a refund of the Initial Deposit and any interest accrued thereon; and

   (e) Seller will pay within the time period provided for in the service and maintenance contracts all fees or costs incurred by Seller thereunder prior to the Closing Date.

        8.4 Seller's Condition to Closing. Buyer and Seller acknowledge and agree that a Tenant of the Property, IBM, has a right of first refusal to purchase the Property pursuant to the terms of its Lease. It shall be a condition precedent to Seller's obligation to close escrow and convey the Property to Buyer as contemplated herein that IBM shall have waived its right of first refusal to purchase the Property, in a form reasonably acceptable to Seller and its legal counsel (the "Condition Precedent".) This Condition Precedent is solely for the benefit of Seller. In the event that Seller is unable to satisfy or remove the Condition Precedent on or prior to the Close of Escrow, Seller shall have no obligation to convey the Property to Buyer but in such event, this Agreement shall automatically terminate, the Initial Deposit and any interest accrued thereon shall be returned to Buyer, the escrow shall be cancelled (with Seller paying the escrow fees and charges incurred to such date), and this Agreement shall be void and of no further force and effect.

Section 9. Damage and Destruction. In the event the Property shall be damaged or destroyed, Seller shall promptly notify Buyer and Buyer shall, within thirty (30) days following notice of such damage to the Property, elect either to (i) close this transaction as scheduled, in which event Seller shall pay over to Buyer in escrow, at Close of Escrow, all insurance proceeds received plus the amount of any applicable deductible, and assign to Buyer Seller's rights to insurance proceeds not yet received in connection with the casualty, or (ii) terminate this Agreement, in which event the Initial Deposit and any interest accrued thereon shall be returned to Buyer, the escrow shall be cancelled (with Seller paying the escrow fees and charges incurred to such date), and this Agreement shall be void and of no further force and effect.

Section 10.  Condemnation.

        In the event that, prior to the Close of Escrow, a govern-

mental entity shall commence any action in eminent domain to take any portion or all of The Property, Seller shall promptly notify Buyer and Buyer shall, within thirty (30) days following notice of such action, elect either to (i) close this transaction as scheduled, in which event Seller shall pay over to Buyer in escrow, at Close of Escrow, all proceeds received with respect to such taking, and assign to Buyer Seller's rights to condemnation proceeds not yet received in connection with the taking, or (ii) terminate this Agreement, in which event the Initial Deposit shall be returned to Buyer, the escrow shall be cancelled (with Seller paying the escrow fees and charges incurred to such date), and this Agreement shall be void and of no further force and effect.

Section 11.  Right of Entry.

        After execution of this Agreement by the parties, Seller grants to Buyer, its agents, employees or nominees, the right, subject to the provisions of this Section, to enter into and upon the Property for the purpose of making any soil, geological, environmental, or other studies as may be required for Buyer's analysis of the Property. All costs, expenses, liabilities or charges incurred in or related to the performance of any and all of
studies, shall be paid by Buyer.   Buyer hereby agrees to indemnify
and hold Seller and the Property free and harmless of and from any and all damages, liens or charges arising out of or in any way connected with Buyer's entry upon the Property. If Buyer does not elect to proceed with the purchase of the Property as provided herein, Buyer shall: (i) cause the Property to be returned to the same condition as it was prior to any testing done on or with respect to the Property; and (ii) deliver to Seller copies of all tests, reports or inspections that Buyer has conducted on or with respect to the Property.
Section 12.  Default by Buyer; Liquidated Damages.

        BY PLACING THEIR INITIALS HERE BUYER (S.G.) AND SELLER
(B.P.) AGREE THAT SHOULD BUYER DEFAULT IN BUYER'S OBLIGATION TO PURCHASE THE PROPERTY WITHIN THE TIME AND IN THE MANNER SPECIFIED IN THIS AGREEMENT, SELLER SHALL BE RELEASED FROM ALL OBLIGATIONS IN LAW OR EQUITY TO CONVEY THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER BECAUSE OF SUCH DEFAULT; THAT THE TOTAL AMOUNTS ACTUALLY PAID BY BUYER PURSUANT TO PARAGRAPH 1.5 OF THIS AGREEMENT SHALL CONSTITUTE A REASONABLE ESTIMATE AND AGREED STIPULATION OF DAMAGES IN THE EVENT OF SUCH DEFAULT BY BUYER AND THAT SELLER SHALL HAVE NO OTHER RIGHT OR CAUSE OF ACTION AGAINST BUYER FOR DAMAGES ARISING FROM SAID DEFAULT.

Section 13.  Broker's Commission.

        Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that neither has used any broker, agent, finder or other person in connection with the transaction contem-

plated hereby to whom a brokerage or other commission or fee may be payable. Each party indemnifies and agrees to defend, protect and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section.

Section 14.  General Provisions.

        14.1 Notices. All notices or other communications made pursuant hereto shall be in writing and shall be deemed properly delivered, given or served:

             (a)  When personally delivered against receipted copy;
or

             (b) Upon receipt after being sent via Federal Express, UPS or other nationally recognized overnight delivery service that provides receipted delivery, to Buyer at the address set forth in
Section 1.3 with copies to Buyer addressed as follows:

Copy to:          Robert Hutchison
                  Forman, Perry, Watkins & Krutz
                  1200 One Jackson Place
                  188 East Capitol Street
                  Jackson, Mississippi 39225-2608

and to Seller at the address set forth in Section 1.2 with copies to Seller addressed as follows:

Copy to:          Bedford Property Investors, Inc.
                  270 Lafayette Circle
                  Lafayette, CA 94549
                  Attn: Diana Green

Copy to:               Law Offices of Matthew P. Shippey
                  1320 North Street, #23
                  Santa Rosa, CA 95404

Either party may change its address for the purposes of this Section by giving five (5) days prior written notice of such change to the other party in the manner provided in this Section.

        14.2 Assignment. This Agreement is not assignable without written consent of the non-assigning party (which shall not be unreasonably withheld), and shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto. Notwithstanding the preceding, Buyer shall have the right to assign this Agreement to a wholly owned subsidiary of Buyer without Seller's consent, provided such entity assumes all of the obligations of Buyer hereunder. No such assignment shall relieve Buyer of its obligations hereunder.

        14.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior arrangements and understandings between the parties, whether written or oral. No other representa-

tions, warranties, agreement, statement or promise made by either party hereto have been relied upon or survive the execution of this Agreement. This Agreement may only be amended by written document signed by each of the parties hereto.

        14.4 Further Documents. Each party will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents including escrow instructions and instruments of conveyance and transfer herein provided for and to do any and all other acts and to execute, acknowledge and deliver any and all documents as may be requested in order to carry out the intent and purpose of this Agreement.

        14.5 Time of Essence. A material consideration to Seller entering into this transaction is that Close of Escrow occur on or before the Closing Date specified in Section 1.8 hereof. Further, time is of the essence of this Agreement in each and every provision hereof.

        14.6 Exhibits. All exhibits attached hereto and/or referred to in this Agreement are incorporated herein as though set forth in full.

        14.7 Applicable Law. This Agreement shall be construed and interpreted under, and governed and enforced according to the laws of the State of Mississippi.

        14.8 Remedies Not Exclusive and Waivers. No remedy conferred by any of the specific provisions in this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

        14.9 Construction. The parties acknowledge and agree that each party and its counsel have had the opportunity to review and revise this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits thereto.

        14.10 Recitals and Captions. The recitals and captions of the Sections and Paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, con-

struction or meaning of the provisions of this Agreement.

        14.11 Attorneys' Fees. If either party prevails against the other in any litigation concerning any part of this Agreement, such successful party shall be entitled to its reasonable attorneys' fees, including investigation and costs of discovery, and other costs con-

nected with such action, in addition to all other recovery or relief. The prevailing party shall be that party receiving substantially the relief sought in the litigation, whether brought to final judgement or not.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.

BUYER                            SELLER

THE PARKWAY COMPANY, Inc.,            BEDFORD PROPERTY INVESTORS,
a Texas corporation                   a Maryland corporation

By:  /s/ Steven G. Roger                   By: /s/ Peter B.
Bedford
Title:  President                Title:  CEO & Chairman

By:  /s/ James M. Ingram                  Dated:

Title:  Vice President
Dated:  August 12, 1995

                          EXHIBIT A
                       LEGAL DESCRIPTION


        All that certain real property located in the City of Jackson, County of Hinds, State of Mississippi, and further described as follows:


A certain parcel of land being situated in Block 48 of Virden-Hatch Place, known as Highland Colony Addition as recorded on Page 283 in Plat Book "A" of the records of the Clerk's Office of Chancery Court of Hinds County, at Jackson, Mississippi and being more particularly described by Metes and Bounds as follows, to Wit:

Commencing at the Southwest Corner of Lot 1 of said Block 48 of Highland Colony Addition and run thence North 87 degrees, 06 minutes, 46 seconds West for a distance of 326.06 feet to an Iron Pin which marks the Easterly Right of Way line of Interstate Highway No. 55 and also marks the Southwest Corner of the parcel herein described; run thence North 5 degrees, 19 minutes, 34 seconds East for a distance of
292.53 feet along the Easterly Right of Way line of Interstate Highway No. 55 to an Iron Pin which marks the Northwest Corner of the parcel described herein; run thence South 85 degrees, 26 minutes, 52 seconds East for a distance of 940.53 feet to an iron Pin which marks the Westerly Right of Way line or Ridgewood Road and the Northeast Corner of the parcel described herein; run thence South 4 degrees, 33 minutes, 08 seconds West along the West Right of Way line of Ridgewood Road fora distance of 265.06 feet to an Iron Pin which marks the Southeast Corner of the parcel descried herein, run thence North 87 degrees, 06 minutes, 46 seconds West for a distance of
618.83 feet to the Point of Beginning, containing 6.03 acres, more or less.

                               EXHIBIT B
                         FORM OF BILL OF SALE


     THIS BILL OF SALE ("Bill of Sale") is made as of this        day
of                , 1995, by BEDFORD PROPERTY INVESTORS, INC.,  a
Maryland corporation ("Seller") in favor of THE PARKWAY COMPANY, a Texas corporation ("Buyer"). Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all that certain personal property further identified on Schedule 1 attached hereto and incorporated herein by this reference (the "Personal Property").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer the Personal Property.

     The Personal Property is sold "AS IS - WHERE IS" without representation or warranty by Seller (whether express or implied) as to the condition of such Personal Property, its merchantability or fitness for use. By acceptance of this Bill of Sale, Buyer hereby expressly acknowledges and agrees that Seller has disclosed to Buyer that the Personal Property is not new, and that Buyer has fully inspected the Personal Property and has satisfied itself as to its condition, and its fitness and suitability for the use to which Buyer intends to put such Personal Property. Buyer hereby waives any and all claims Buyer may have against Seller based upon the condition of the Personal Property or any defects therein (whether latent or patent), or the failure of the Personal Property to perform as expected or desired by Buyer.

     This Bill of Sale shall be governed by, and construed and enforced in accordance with, the laws of the State of Mississippi. In any action or proceeding brought to enforce any provision hereof, the prevailing party shall be entitled to receive from the non-prevailing party its reasonable attorneys' fees and costs of suit.
     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the day and year first written above.

BEDFORD PROPERTY INVESTORS, INC.,
a Maryland corporation

By:____________________

Its:___________________

                SCHEDULE 1 TO BILL OF SALE
                    PERSONAL PROPERTY


All tangible and intangible personal property owned by Seller and used exclusively in the operation of the real property commonly known as the IBM Building, 6360 Interstate 55N, Jackson, Mississippi (the "Property"), including without limitation all furniture, machinery, apparatus and equipment owned by Seller and used exclusively in the operation of the Property, any tenant security or other deposits not previously applied by Seller to a tenant default, as well as any and all rights of Seller in and to the building name, building logo, any warranties or other contract rights, and any and all other intangible personal property owned by Seller and used exclusively in connection with the operation of the Property.

                                       EXHIBIT C
                                      TENANT ROLL

Unit                                      Rent Per  Lease     Lease
Reference              Monthly     Square Square    Starting  Exp.    Deposits
Number    Name         Rent        Feet   Foot      Date      Date    Held

205-100   General
          Electric      9,872.42   9,113  13.00/yr  3/01/92   2/28/99  0.00
                                          1.08/mth

205-160   American
          Management
          Systems       5,524.31   4,782  13.86/yr  9/16/94   9/30/97  0.00
                                          1.16/mth

205-180   Everon          0.00      0     0.00/yr                      0.00
          (Sublessee-See #200)            0.00/mth

205-200   IBM
          Corporation  41,495.92  37,867  13.15/yr  4/01/85   3/31/97  0.00
                                          1.10/mth

205-250   Malcolm
          Pirnie, Inc.  3,300.00   8,564  4.62/yr   8/01/95   8/31/00  0.00
                                          0.38/mth

205-300   Conway          0.00      0     0.00/yr                      0.00
          (Sublessee-See #200)            0.00/mth

205-330   Shearer,
          Taylor & Lee  5,178.48   4,213  14.75/yr  9/01/92   8/31/98  0.00
                                                  1.23/mth

205-338   Thomas Cook
          Travel        2,096.25   1,677  15.00/yr  12/31/92 11/30/97  0.00
                                          1.25/mth

205-350   Collins         0.00      0     0.00/yr                      0.00
          (Sublessee-See #200


205-400   GMAC         14,756.44  11,243  15.75/yr  6/27/88  6/30/98   0.00
                                          1.31/mth

205-410   CoBank       10,475.90  7,642   16.45/YR  4/15/91  4/14/97   0.00
                                          1.37/MTH

205-430   Vacant          0.00      0     0.00/yr                      0.00
                                          0.00/mth

                     EXHIBIT D
      FORM OF ASSIGNMENT OF LEASES AND CONTRACTS


ASSIGNMENT OF LEASES AND CON TRACTS

     This Assignment of Leases and Contracts (this "Assignment") is
entered into as of the      day of              , 1995, by and between
BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignor") and THE PARKWAY COMPANY, a Texas corporation ("Assignee").

     A. Assignor has conveyed to Assignee that certain real property more particularly described in Exhibit A attached hereto and incorporated herein and the improvements located thereon, (together, the "Property"), pursuant to that certain Agreement to Sell Improved Real Property dated as of August __, 1995 (the "Purchase Agreement") by and between Assignor and Assignee.

     B. Assignor now desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to the Leases and Contracts(both as hereinafter defined), but reserving therefrom any rights to rents due under such Leases accruing prior to the date hereof.

     For good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of Assignor's right, title and interest in and to all leases described in Exhibit B attached hereto and made a part hereof (the "Leases"), but reserving therefrom any rights to rents due under such Leases accruing prior to the date hereof, and all contracts described in Exhibit C attached hereto and made a part hereof (the "Contracts".)

     Assignee hereby assumes the obligations of Assignor under the Leases and Contracts from and after the date hereof.

     Assignor and Assignee further agree as follows:

     (1)  Assignor warrants that:

          (a) The Leases shown on Exhibit B and the Contracts shown on Exhibit C are all of the Leases and Contracts affecting the Property as of the date hereof. Assignor has not assigned or agreed to assign any of the Leases or Contracts or any interest therein to any other party.

          (b) To the best of Assignor's actual knowledge, the Leases and Contracts are in full force and effect and except as specified on Exhibit B or Exhibit C hereto, there exist no defaults thereunder.

     (2)  Assignee warrants that:

          (a) From and after the date hereof, Assignee shall perform in a timely fashion all of the obligations of Assignor under the Leases and Contracts.

     Assignor shall indemnify and hold Assignee harmless from any and all costs, claims, liabilities, damages or expenses including, but not limited to reasonable attorneys' fees and costs, arising from any breach of the Leases or Contracts by Assignor prior to the date hereof. Assignee agrees to indemnify and hold Assignor harmless from any and all costs, claims, liabilities, damages or expenses including, but not limited to, reasonable attorneys' fees and costs arising from the Leases and Contracts from and after the date hereof.

     In the event of any litigation between Assignor and Assignee arising out of this Agreement, the losing party shall pay the prevailing party's costs and expenses of such litigation including, but not limited to, reasonable attorneys' fees.

     This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Agreement as of the day and year first above written.


ASSIGNEE            ASSIGNOR

THE PARKWAY COMPANY, a   BEDFORD PROPERTY INVESTORS, INC.,
Texas corporation   a Maryland corporation


By:  /s/ Steven R. Roger By: /s/ Bob Pester
Its: President      Its:  Vice President

By:                 Dated:
Its:

Dated:  August 22, 1995

                             EXHIBIT A
                TO ASSIGNMENT OF LEASES AND CONTRACTS

                          LEGAL DESCRIPTION


          All that certain real property located in the City of Jackson, County of Hinds, State of Mississippi, and further described as follows:

A certain parcel of land being situated in Block 48 of Virden-Hatch Place, known as Highland Colony Addition as recorded on Page 283 in Plat Book "A" of the records of the Clerk's Office of Chancery Court of Hinds County, at Jackson, Mississippi and being more particularly described by Metes and Bounds as follows, to Wit:

Commencing at the Southwest Corner of Lot 1 of said Block 48 of Highland Colony Addition and run thence North 87 degrees, 06 minutes, 46 seconds West for a distance of 326.06 feet to an Iron Pin which marks the Easterly Right of Way line of Interstate Highway No. 55 and also marks the Southwest Corner of the parcel herein described; run thence North 5 degrees, 19 minutes, 34 seconds East for a distance of
292.53 feet along the Easterly Right of Way line of Interstate Highway No. 55 to an Iron Pin which marks the Northwest Corner of the parcel described herein; run thence South 85 degrees, 26 minutes, 52 seconds East for a distance of 940.53 feet to an iron Pin which marks the Westerly Right of Way line or Ridgewood Road and the Northeast Corner of the parcel described herein; run thence South 4 degrees, 33 minutes, 08 seconds West along the West Right of Way line of Ridgewood Road for a distance of 265.06 feet to an Iron Pin which marks the Southeast Corner of the parcel descried herein, run thence North 87 degrees, 06 minutes, 46 seconds West for a distance of 618.83 feet to the Point of Beginning, containing 6.03 acres, more or less.

                               EXHIBIT B
                 TO ASSIGNMENT OF LEASES AND CONTRACTS


                                LEASES

                               EXHIBIT C
                 TO ASSIGNMENT OF LEASES AND CONTRACTS

                              CONTRACTS

                             Exhibit 99.1


CONTACT:                                              FOR IMMEDIATE RELEASE
Peter B. Bedford                                            October 4, 1995
Chairman and Chief Executive Officer

Donald A. Lorenz
Executive Vice President and
Chief Financial Officer

Telephone: (510) 283-8910




                     BEDFORD PROPERTY INVESTORS, INC.
                              COMPLETES SALE


     LAFAYETTE, CA -- Bedford Property Investors, Inc., (NYSE:BED) announced that it has completed the sale of its 88,000 square foot office building located in Jackson, Mississippi, to Parkway Ridgewood, Inc. for $6.5 million. The sale produced a net loss of approximately $600,000. The sale of the building is the Company's final step in repositioning its asset base to the western United States. The Company will use the sales proceeds to acquire additional property.

     Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED."


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